Exhibit Number

99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2014 RESULTS WITH NET OPERATING REVENUES OF $4.795 BILLION

FRANKLIN, Tenn. (November 3, 2014) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2014.

Financial and statistical data reported in this earnings release includes Health Management Associates, Inc.’s (“HMA”) operating results from January 27, 2014, the date the Company completed its acquisition of HMA. Prior period consolidated results and statistical data reflect only the Company and its subsidiaries for the period prior to the HMA acquisition. Same-store operating results and statistical data includes comparable information for hospitals acquired as a result of the HMA acquisition for the months of February through September 2014 and 2013.

Net operating revenues for the three months ended September 30, 2014, totaled $4.795 billion, a 51.1 percent increase compared with $3.174 billion for the same period in 2013. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $61 million, or $0.53 per share (diluted), for the three months ended September 30, 2014, compared with income from continuing operations attributable to Community Health Systems, Inc. common stockholders of $10 million, or $0.11 per share (diluted), for the same period in 2013. The Company has reached an agreement in principle with the Department of Justice to resolve its investigation into whether the Company’s three New Mexico hospitals improperly submitted claims for federal funds through the state’s Medicaid programs. Based on the Company’s negotiations, a reserve of $75 million has been recorded to settle the government’s claims. The Company also incurred approximately $2 million in legal fees during the three months ended September 30, 2014, in negotiating this settlement. The results for the three months ended September 30, 2014, include $0.02 per share (diluted) of expenses related to acquisition and integration expenses from the acquisition of HMA; $0.04 per share (diluted) of legal expenses related to HMA legal proceedings underlying the contingent value rights (“CVR”) agreement; and $0.41 per share (diluted) of expenses related to the settlement of claims at the Company’s New Mexico hospitals. Excluding these expenses, income from continuing operations was $1.00 per share (diluted). Net income attributable to Community Health Systems, Inc. common stockholders was $0.54 per share (diluted) for the three months ended September 30, 2014, compared with net income of $0.04 per share (diluted) for the same period in 2013. Discontinued operations for the three months ended September 30, 2014, consisted of income of $0.01 per share (diluted). Weighted-average shares outstanding (diluted) were 114 million for the three months ended September 30, 2014, and 94 million for the three months ended September 30, 2013.

Adjusted EBITDA for the three months ended September 30, 2014, was $663 million compared with $382 million for the same period in 2013, representing a 73.6 percent increase. Excluding acquisition and integration expenses from the acquisition of HMA, legal expenses related to the HMA legal proceedings underlying the CVR agreement, and expenses related to the settlement of claims at the Company’s New Mexico hospitals, ADJUSTED EBITDA was $751 million for the three months ended September 30, 2014. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets and net income attributable to noncontrolling interests. The Company uses Adjusted EBITDA as a measure of liquidity. A reconciliation of Adjusted EBITDA to net cash provided by operating activities is included in the attached footnotes.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

The consolidated operating results for the three months ended September 30, 2014, reflect a 49.0 percent increase in total admissions, and a 53.2 percent increase in total adjusted admissions compared with the same period in 2013. On a same-store basis, admissions decreased 3.9 percent while adjusted admissions were flat compared with the same period in 2013. On a same-store basis, net operating revenues increased 2.8 percent compared with the same period in 2013.

Net operating revenues for the nine months ended September 30, 2014, totaled $13.759 billion, a 42.9 percent increase compared with $9.628 billion for the same period in 2013. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to $18 million, or $0.16 per share (diluted), for the nine months ended September 30, 2014, compared with income from continuing operations attributable to Community Health Systems, Inc. common stockholders of $128 million, or $1.37 per share (diluted), for the same period in 2013. The results for the nine months ended September 30, 2014, include $0.38 per share (diluted) of expenses related to acquisition and integration expenses from the acquisition of HMA; $0.12 per share (diluted) of legal expenses related to HMA legal proceedings underlying the CVR agreement; $0.42 per share (diluted) of expenses related to settlement of claims at the Company’s New Mexico hospitals; $0.40 per share (diluted) of expenses related to the loss from early extinguishment of debt; $0.14 per share (diluted) of expenses related to the impairment of software costs taken out of service; and $0.42 per share (diluted) of expenses related to accelerating amortization on software to be abandoned. Excluding these expenses, income from continuing operations was $2.04 per share (diluted). Net loss attributable to Community Health Systems, Inc. common stockholders was $(0.07) per share (diluted) for the nine months ended September 30, 2014, compared with net income of $1.21 per share (diluted) for the same period in 2013. Discontinued operations for the nine months ended September 30, 2014, consisted of $(0.03) per share (diluted) of losses from operations of entities held for sale and approximately $(0.21) per share (diluted) of expenses related to the impairment of long-lived assets held for sale, for a total after-tax loss of approximately $26 million, or $(0.24) per share (diluted). Weighted-average shares outstanding (diluted) were 112 million for the nine months ended September 30, 2014, and 94 million for the nine months ended September 30, 2013.

Adjusted EBITDA for the nine months ended September 30, 2014, was $1.826 billion compared with $1.297 billion for the same period in 2013, representing a 40.8 percent increase. Excluding acquisition and integration expenses from the acquisition of HMA, legal expenses related to the HMA legal proceedings underlying the CVR agreement, and expenses related to the settlement of claims at the Company’s New Mexico hospitals, ADJUSTED EBITDA was $1.992 billion for the nine months ended September 30, 2014.

The consolidated operating results for the nine months ended September 30, 2014, reflect a 40.2 percent increase in total admissions and a 44.4 percent increase in total adjusted admissions compared with the same period in 2013. On a same-store basis, admissions decreased 5.5 percent while adjusted admissions decreased 2.1 percent compared with the same period in 2013. On a same-store basis, net operating revenues decreased 0.2 percent compared with the same period in 2013.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “We are pleased with our financial and operating performance for the third quarter of 2014. These results reflect consistent execution of our strategy with measurable progress since the completion of the HMA acquisition. We have realized incremental benefits of the Affordable Care Act with a decline in uninsured admissions and a favorable shift in payor mix in the third quarter, and we expect this trend to continue.

“We have made substantial progress during the year with respect to the HMA hospitals as we continue to identify and realize additional operating synergies. We are confident in our ability to achieve our expected synergy targets for 2014, and we will look for further opportunities to improve our operating efficiencies in these acquired facilities. Overall, we are pleased with the key trends that drive our business, especially our recent physician recruitment efforts, which we believe will further enhance the performance of our hospitals and support the communities we serve.”

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CYH Announces Third Quarter 2014 Results

November 3, 2014

Included on pages 15, 16, 17 and 18 of this press release are tables setting forth the Company’s updated 2014 annual earnings guidance. The 2014 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, including with respect to the HMA acquisition.

Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute-care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 207 hospitals in 29 states with an aggregate of approximately 31,100 licensed beds. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Tuesday, November 4, 2014, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2014. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through December 4, 2014. Copies of the Company’s Current Report on Form 8-K (including this press release) and conference call slide show will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net operating revenues	$4,795	$3,174	$13,759	$9,628
Adjusted EBITDA (f)	663	382	1,826	1,297
Income from continuing operations (g), (h), (k)	93	28	93	180
Net income (loss) attributable to Community Health Systems, Inc. stockholders	62	4	(8)	113
Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k)	$0.54	$0.11	$0.16	$1.39
Discontinued operations	0.01	(0.07)	(0.24)	(0.17)

Net income (loss)	$0.54	$0.04	$(0.08)	$1.22

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k), (l)	$0.53	$0.11	$0.16	$1.37
Discontinued operations	0.01	(0.07)	(0.24)	(0.17)

Net income (loss) (l)	$0.54	$0.04	$(0.07)	$1.21

Weighted-average number of shares outstanding (i):
Basic	113	93	111	92
Diluted	114	94	112	94
Net cash provided by operating activities	$126	$132	$639	$441

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2014		2013
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,563		$3,710
Provision for bad debts	768		536

Net operating revenues	4,795	100.0%	3,174	100.0%

Operating costs and expenses:
Salaries and benefits	2,191	45.7%	1,514	47.7%
Supplies	733	15.3%	482	15.2%
Other operating expenses	1,121	23.4%	705	22.1%
Government settlement and related costs (o)	77	1.6%	98	3.1%
Electronic health records incentive reimbursement (g)	(88)	(1.8)%	(65)	(2.0)%
Rent	110	2.3%	70	2.2%
Depreciation and amortization	280	5.8%	193	6.1%

Total operating costs and expenses	4,424	92.3%	2,997	94.4%

Income from operations (g), (h)	371	7.7%	177	5.6%
Interest expense, net	250	5.2%	154	4.9%
Equity in earnings of unconsolidated affiliates	(12)	(0.3)%	(12)	(0.4)%

Income from continuing operations before income taxes	133	2.8%	35	1.1%
Provision for income taxes	40	0.8%	7	0.2%

Income from continuing operations (g), (h)	93	2.0%	28	0.9%

Discontinued operations, net of taxes:
Income (loss) from operations of entities held for sale	1	—	(6)	(0.2)%

Income (loss) from discontinued operations, net of taxes	1	—	(6)	(0.2)%

Net income	94	2.0%	22	0.7%
Less: Net income attributable to noncontrolling interests	32	0.7%	18	0.6%

Net income attributable to Community Health Systems, Inc. stockholders	$62	1.3%	$4	0.1%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h)	$0.54		$0.11
Discontinued operations	0.01		(0.07)

Net income	$0.54		$0.04

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (l)	$0.53		$0.11
Discontinued operations	0.01		(0.07)

Net income (l)	$0.54		$0.04

Weighted-average number of shares outstanding (i):
Basic	113		93

Diluted	114		94

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)(c)(d)(e)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2014		2013
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$15,984		$11,161
Provision for bad debts	2,225		1,533

Net operating revenues	13,759	100.0%	9,628	100.0%

Operating costs and expenses:
Salaries and benefits	6,417	46.6%	4,591	47.7%
Supplies	2,104	15.3%	1,468	15.2%
Other operating expenses	3,262	23.7%	2,110	21.9%
Government settlement and related costs (o)	77	0.6%	98	1.0%
Electronic health records incentive reimbursement (g)	(212)	(1.5)%	(108)	(1.1)%
Rent	320	2.3%	208	2.2%
Depreciation and amortization	817	6.0%	574	6.0%
Amortization of software to be abandoned (k)	75	0.5%	—	—

Total operating costs and expenses	12,860	93.5%	8,941	92.9%

Income from operations (g), (h), (k)	899	6.5%	687	7.1%
Interest expense, net	728	5.3%	464	4.8%
Loss from early extinguishment of debt	73	0.5%	1	—
Equity in earnings of unconsolidated affiliates	(35)	(0.3)%	(36)	(0.4)%
Impairment of long-lived assets (k)	24	0.2%	—	—

Income from continuing operations before income taxes	109	0.8%	258	2.7%
Provision for income taxes	16	0.1%	78	0.8%

Income from continuing operations (g), (h), (k)	93	0.7%	180	1.9%

Discontinued operations, net of taxes:
Loss from operations of entities held for sale	(4)	—	(15)	(0.2)%
Impairment of hospitals held for sale	(22)	(0.2)%	—	—

Loss from discontinued operations, net of taxes	(26)	(0.2)%	(15)	(0.2)%

Net income	67	0.5%	165	1.7%
Less: Net income attributable to noncontrolling interests	75	0.5%	52	0.5%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(8)	—	$113	1.2%

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (g), (h), (k)	$0.16		$1.39
Discontinued operations	(0.24)		(0.17)

Net income (loss)	$(0.08)		$1.22

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders (n):
Continuing operations (g), (h), (k), (l)	$0.16		$1.37
Discontinued operations	(0.24)		(0.17)

Net income (loss) (l)	$(0.07)		$1.21

Weighted-average number of shares outstanding (i):
Basic	111		92

Diluted	112		94

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (c)

(In millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income	$94	$22	$67	$165
Other comprehensive income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	11	10	20	47
Net change in fair value of available-for-sale securities, net of tax	(5)	1	(2)	3
Amortization and recognition of unrecognized pension cost components, net of tax	1	1	1	2

Other comprehensive income	7	12	19	52

Comprehensive income	101	34	86	217
Less: Comprehensive income attributable to noncontrolling interests	32	18	75	52

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$69	$16	$11	$165

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(j)

(Dollars in millions)

(Unaudited)

	For the Three Months Ended September 30,
	Consolidated			Same-Store (1)
	2014	2013	% Change	2014	2013	% Change
Number of hospitals (at end of period)	196	129		194	194
Licensed beds (at end of period)	30,062	19,648		29,383	29,731
Beds in service (at end of period)	26,871	16,900		26,238	27,009
Admissions	236,258	158,516	49.0%	228,396	237,731	-3.9%
Adjusted admissions	514,148	335,582	53.2%	498,576	498,520	0.0%
Patient days	1,026,759	683,677		990,935	1,024,148
Average length of stay (days)	4.3	4.3		4.3	4.3
Occupancy rate (average beds in service)	41.9%	44.1%		41.4%	41.2%
Net operating revenues	$4,795	$3,174	51.1%	$4,676	$4,548	2.8%
Net inpatient revenues as a % of operating revenues before provision for bad debts	44.2%	43.9%		44.2%	45.1%
Net outpatient revenues as a % of operating revenues before provision for bad debts	55.8%	56.1%		55.8%	54.9%
Income from operations (g), (h)	$371	$177	109.6%
Income from operations as a % of net operating revenues	7.7%	5.6%
Depreciation and amortization	$280	$193
Equity in earnings of unconsolidated affiliates	$(12)	$(12)
Liquidity Data:
Adjusted EBITDA (f)	$663	$382	73.6%
Adjusted EBITDA as a % of net operating revenues	13.8%	12.0%
Net cash provided by operating activities	$126	$132
Net cash provided by operating activities a % of net operating revenues	2.6%	4.2%

(1)	Same-store operating results and statistical data include comparable information for hospitals acquired in the HMA acquisition for the months of July through September 2014 and 2013.

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(d)(j)

(Dollars in millions)

(Unaudited)

	For the Nine Months Ended September 30,
	Consolidated			Same-Store (1)
	2014	2013	% Change	2014	2013	% Change
Number of hospitals (at end of period)	196	129		194	194
Licensed beds (at end of period)	30,062	19,648		29,383	29,731
Beds in service (at end of period)	26,871	16,900		26,238	27,009
Admissions	688,407	490,856	40.2%	665,075	703,871	-5.5%
Adjusted admissions	1,463,507	1,013,635	44.4%	1,419,025	1,449,127	-2.1%
Patient days	3,054,410	2,169,113		2,946,519	3,101,378
Average length of stay (days)	4.4	4.4		4.4	4.4
Occupancy rate (average beds in service)	44.1%	47.3%		43.5%	44.3%
Net operating revenues	$13,759	$9,628	42.9%	$13,381	$13,408	-0.2%
Net inpatient revenues as a % of operating revenues before provision for bad debts	43.9%	44.6%		43.9%	46.0%
Net outpatient revenues as a % of operating revenues before provision for bad debts	56.1%	55.4%		56.1%	54.0%
Income from operations (g), (h), (k)	$899	$687	30.9%
Income from operations as a % of net operating revenues	6.5%	7.1%
Depreciation and amortization	$892	$574
Equity in earnings of unconsolidated affiliates	$(35)	$(36)
Liquidity Data:
Adjusted EBITDA (f)	$1,826	$1,297	40.8%
Adjusted EBITDA as a % of net operating revenues	13.3%	13.5%
Net cash provided by operating activities	$639	$441
Net cash provided by operating activities a % of net operating revenues	4.6%	4.6%

(1)	Same-store operating results and statistical data include comparable information for hospitals acquired in the HMA acquisition for the months of February through September 2014 and 2013.

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$221	$373
Patient accounts receivable, net of allowance for doubtful accounts of $3,517 and $2,438 at September 30, 2014 and December 31, 2013, respectively	3,266	2,323
Supplies	553	371
Prepaid income taxes	123	107
Deferred income taxes	318	101
Prepaid expenses and taxes	213	127
Other current assets (including assets of hospitals held for sale of $84 and $40 at September 30, 2014 and December 31, 2013, respectively)	678	345

Total current assets	5,372	3,747

Property and equipment	14,221	10,462
Less accumulated depreciation and amortization	(3,923)	(3,411)

Property and equipment, net	10,298	7,051

Goodwill	8,936	4,424

Other assets, net (including assets of hospitals held for sale of $174 and $94 at September 30, 2014 and December 31, 2013, respectively)	2,618	1,895

Total assets	$27,224	$17,117

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$219	$167
Accounts payable	1,060	949
Deferred income taxes	—	3
Accrued interest	164	112
Accrued liabilities (including liabilities of hospitals held for sale of $34 and $24 at September 30, 2014 and December 31, 2013, respectively)	1,737	1,227

Total current liabilities	3,180	2,458

Long-term debt	16,793	9,286

Deferred income taxes	877	906

Other long-term liabilities	1,709	977

Total liabilities	22,559	13,627

Redeemable noncontrolling interests in equity of consolidated subsidiaries	695	358

EQUITY
Community Health Systems, Inc. stockholders’ equity
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 117,257,526 shares issued and 116,281,977 shares outstanding at September 30, 2014, and 95,987,032 shares issued and 95,011,483 shares outstanding at December 31, 2013	1	1
Additional paid-in capital	2,059	1,256
Treasury stock, at cost, 975,549 shares at September 30, 2014 and December 31, 2013	(7)	(7)
Accumulated other comprehensive loss	(48)	(67)
Retained earnings	1,877	1,885

Total Community Health Systems, Inc. stockholders’ equity	3,882	3,068
Noncontrolling interests in equity of consolidated subsidiaries	88	64

Total equity	3,970	3,132

Total liabilities and equity	$27,224	$17,117

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$67	$165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	897	583
Government settlement and related costs (o)	77	98
Stock-based compensation expense	36	29
Impairment of long-lived assets and hospitals held for sale	46	—
Loss from early extinguishment of debt	73	1
Excess tax benefit relating to stock-based compensation	(4)	(7)
Other non-cash expenses, net	34	48
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(299)	(231)
Supplies, prepaid expenses and other current assets	(39)	(60)
Accounts payable, accrued liabilities and income taxes	(189)	(206)
Other	(60)	21

Net cash provided by operating activities (m)	639	441

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(3,041)	(34)
Purchases of property and equipment	(560)	(421)
Proceeds from disposition of certain ancillary operations	12	—
Proceeds from sale of property and equipment	40	4
Purchases of available-for-sale securities	(198)	—
Proceeds from sales of available-for-sale securities	191	—
Increase in other investments	(387)	(234)

Net cash used in investing activities	(3,943)	(685)

Cash flows from financing activities
Proceeds from exercise of stock options	42	109
Repurchase of restricted stock shares for payroll tax withholding requirements	(11)	(15)
Stock buy-back	—	(27)
Deferred financing costs and other debt-related costs	(272)	(13)
Excess tax benefit relating to stock-based compensation	4	7
Proceeds from noncontrolling investors in joint ventures	10	—
Redemption of noncontrolling investments in joint ventures	(8)	(6)
Distributions to noncontrolling investors in joint ventures	(74)	(60)
Borrowings under credit agreements	8,348	814
Issuance of long-term debt	4,000	—
Proceeds from receivables facility	204	320
Repayments of long-term indebtedness	(9,091)	(1,129)

Net cash provided by financing activities	3,152	—

Net change in cash and cash equivalents	(152)	(244)
Cash and cash equivalents at beginning of period	373	388

Cash and cash equivalents at end of period	$221	$144

For footnotes, see pages 12, 13 and 14.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three and nine months ended September 30, 2014 and 2013. Both financial and statistical results exclude entities in discontinued operations for all periods presented.
(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain existing legal matters pertaining to HMA, as defined in the CVR agreement. Since the HMA acquisition date of January 27, 2014, approximately $19 million in costs have been incurred related to certain HMA legal matters, which exceeds the deductible of $18 million under the CVR agreement. An estimated liability of $42 million has been recorded for certain claims which HMA had previously recognized as probable. In addition, CHS previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which was adjusted to its estimated fair value of $291 million at September 30, 2014.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of
September 30,
2014
Legal and other related costs incurred to date	$19
Settlements	3
Estimated liability for probable contingencies	42
Estimated liability for unresolved contingencies at fair value	291

Costs incurred plus estimated liability for CVR-related matters	355
Less:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(34)

Current estimate of reductions to amounts owed to CVR holders	$303

CVRs outstanding	265

(c)	The effective date of the HMA acquisition was January 27, 2014.
(d)	Included in discontinued operations for the three and nine months ended September 30, 2014, are two hospitals required by the Federal Trade Commission to be divested as part of its approval of the HMA acquisition (as previously announced, the Company entered into a definitive agreement to sell its ownership interest in one of these hospitals, Carolina Pines Regional Medical Center, in October 2014). Management is actively marketing several other smaller hospitals included as held for sale. The results of operations on the held for sale hospitals, including an impairment charge on certain long-lived assets held for sale, is approximately $1 million and loss of $26 million for the three and nine months ended September 30, 2014, respectively.
(e)	The following table provides information needed to calculate income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$93	$28	$93	$180
Less: Income from continuing operations attributable to noncontrolling interests	32	18	75	52

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders—basic and diluted	$61	$10	$18	$128

Income (loss) from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Income (loss) from discontinued operations, net of taxes	$1	$(6)	$(26)	$(15)
Less: Loss from discontinued operations attributable to noncontrolling interests	—	—	—	—

Income (loss) from discontinued operations attributable to Community Health Systems, Inc. common stockholders— basic and diluted	$1	$(6)	$(26)	$(15)

(f)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, loss from early extinguishment of debt, impairment of long-lived assets and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles Adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Adjusted EBITDA	$663	$382	$1,826	$1,297
Interest expense, net	(250)	(154)	(728)	(464)
Provision for income taxes	(40)	(7)	(16)	(78)
Income (loss) from operations of entities held for sale, net of taxes	1	(6)	(4)	(15)
Other non-cash expenses, net	105	131	148	178
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(353)	(214)	(587)	(477)

Net cash provided by operating activities	$126	$132	$639	$441

(g)	Included in income from operations and income from continuing operations for the three and nine months ended September 30, 2014, is the electronic health records incentive reimbursement, which represents reimbursement from Medicare and Medicaid related to certain of the Company’s hospitals and for certain employed physicians. Total costs and expenses related to the implementation of electronic health records for the three and nine months ended September 30, 2014, were approximately $50 million, including depreciation and amortization of approximately $27 million, and approximately $151 million, including depreciation and amortization of approximately $69 million, respectively. Total costs and expenses related to the implementation of electronic health records for the three and nine months ended September 30, 2013, were approximately $27 million, including depreciation and amortization of approximately $17 million, and approximately $73 million, including depreciation and amortization of approximately $45 million, respectively.
(h)	Included in non-same-store income from operations and income from continuing operations are pre-tax charges related to acquisition costs of $7 million and $5 million for the three months ended September 30, 2014 and 2013, respectively, and $54 million and $10 million for the nine months ended September 30, 2014 and 2013, respectively. These acquisition costs include expenses related to the acquisition of HMA of $5 million and $4 million for the three months ended September 30, 2014 and 2013, respectively, and $44 million and $5 million for the nine months ended September 30, 2014 and 2013, respectively.
(i)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Weighted-average number of shares outstanding—basic	113	93	111	92
Add effect of dilutive securities:
Stock awards and options	1	1	1	2

Weighted-average number of shares outstanding—diluted	114	94	112	94

(j)	Same-store operating results and statistical data includes comparable information for hospitals acquired in the HMA acquisition for the months of February through September 2014 and 2013.
(k)	Included in income from continuing operations for the nine months ended September 30, 2014, is an impairment charge of approximately $24 million for internal-use software, and an acceleration of amortization for the nine months ended September 30, 2014, of approximately $75 million, to adjust for its shortened remaining life which ended on July 1, 2014. In connection with the HMA acquisition, the Company further analyzed its intangible assets related to internal-use software used in certain of its hospitals for patient and clinical systems, including software required to meet criteria for meaningful use attestation and ICD-10 compliance. This analysis resulted in management reassessing its usage of certain software products and rationalizing that, with the addition of the HMA hospitals in the first quarter of 2014, those software applications were going to be discontinued and replaced with new applications that better integrate meaningful use and ICD-10 compliance, are more cost effective and can be implemented at a greater efficiency of scale over future implementations.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(l)	The following supplemental tables reconcile income from continuing operations and net income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(per share—diluted)		(per share—diluted)
Income from continuing operations, as reported	$0.53	$0.11	$0.16	$1.37
Adjustments:
Loss from early extinguishment of debt	—	—	0.40	0.01
Amortization of software to be abandoned	—	—	0.42	—
Impairment of long-lived assets	—	—	0.14	—
Expenses related to the acquisition and integration of HMA	0.02	0.03	0.38	0.04
Government settlement and related costs	0.41	0.65	0.42	0.65
Legal expenses related to cases covered by the CVR	0.04	—	0.12	—

Income from continuing operations, excluding adjustments	$1.00	$0.79	$2.04	$2.07

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(per share—diluted)		(per share—diluted)
Net income (loss), as reported	$0.54	$0.04	$(0.07)	$1.21
Adjustments:
Loss from early extinguishment of debt	—	—	0.40	0.01
Amortization of software to be abandoned	—	—	0.42	—
Impairment of long-lived assets	—	—	0.14	—
Expenses related to the acquisition and integration of HMA	0.02	0.03	0.38	0.04
Government settlement and related costs	0.41	0.65	0.42	0.65
Legal expenses related to cases covered by the CVR	0.04	—	0.12	—

Net income, excluding adjustments	$1.01	$0.72	$1.81	$1.91

(m)	Cash flows from operations includes HMA integration costs, CVR related payments, HMA investment banking fees and other acquired acquisition related liabilities and the payments of government settlements. Excluding these items, which are not anticipated to be part of ongoing operations, cash flows from operations would have been $833 million for the nine months ended September 30, 2014.
(n)	Total per share amounts may not add due to rounding.
(o)	The $0.41 per share and $0.42 per share of “Government settlement and related costs” for the three and nine months ended 2014, respectively, reflects the reserve in the amount of $75 million (and legal fees incurred of $2 million) with respect to the qui tam lawsuit that has been pending since 2008 in New Mexico. The lawsuit alleges that three of the Company’s New Mexico hospitals caused the State of New Mexico to improperly apply for and receive funds under the state’s Medicaid program. The case was set for trial and the agreement in principle to resolve the case was reached to avoid the uncertainty of trial. The reserve does not include the legal fees of the relator’s counsel.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

Regulation FD Disclosure

The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2014. These projections update selected preliminary guidance provided on July 31, 2014, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2014 guidance should be considered in conjunction with the assumptions included herein. See pages 17 and 18 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2014 Projection Range
Net operating revenues less provision for bad debts (in millions)	$18,700	to	$19,100
Adjusted EBITDA (in millions)	$2,825	to	$2,900
Income from continuing operations per share—diluted	$3.05	to	$3.30
Same-store hospital annual adjusted admissions growth	(2.5)%	to	0.0%
Weighted-average diluted shares, in millions, for the full year	113	to	114
Weighted-average diluted shares, in millions, for the 4th quarter	114	to	115

The following assumptions were used in developing the 2014 guidance provided above:

•	The Company’s projection excludes the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition;

•	Future losses on the early extinguishment of debt;

•	Impairment of long-lived assets;

•	Resolution of government investigations or other significant legal settlements;

•	Transaction costs and other expenses incurred in connection with the acquisition of HMA;

•	Gains or losses from conforming accounting adjustments between the Company and HMA; and

•	Other significant gains or losses that neither relate to the ordinary course of our business nor reflect our underlying business performance.

•	The 2014 projections include the results of operations from the HMA acquisition effective January 27, 2014.

•	Excluded from these projections are two hospitals required to be divested as part of receiving regulatory approval from the Federal Trade Commission for the HMA acquisition. In October, the Company entered into a definitive agreement to sell its ownership interest in one of these hospitals, Carolina Pines Regional Medical Center. Several other small hospitals which the Company has classified as held for sale and moved the operating results to discontinued operations have also been excluded from these projections.

•	The 2014 projections include the acquisitions of Sharon Regional Health System in Sharon, Pennsylvania, and Munroe Regional Medical Center in Ocala, Florida, completed on April 1, 2014, Natchez Regional Medical Center in Natchez, Mississippi, completed on October 1, 2014, and assumes the completion of one additional targeted hospital acquisition in the fourth quarter of 2014, a reduction from previous guidance of one to three additional acquisitions. The acquisition of MetroHealth Hospital in Grand Rapids, Michigan is currently targeted to close in 2015.

Other assumptions used in the above guidance:

•	Benefits to Adjusted EBITDA from Healthcare Reform in 2014 of 0.5% to 0.8% of net operating revenues.

•	Achievement of acquisition synergies related to the HMA acquisition of approximately $125 million during the first year of operations.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately 1.3% to 1.4% of net operating revenues for the year ended December 31, 2014, with operating expenses related to achieving meaningful use of 0.4% to 0.5% of net operating revenues and depreciation and amortization of related assets of 0.4% to 0.5% of net operating revenues.

•	Continuation and approval of the California hospital provider fee program for 2014, for which the Company expects to recognize $25 million in the fourth quarter of 2014.

•	The Company expects to recognize and receive net cash proceeds of $36 million in the fourth quarter of 2014, as a result of the Budget Neutrality Act settlement approval received on October 29, 2014.

•	Settlement of certain claims related to the BP oil spill, for which the Company expects to recognize up to approximately $14 million in the fourth quarter of 2014.

•	Same-store hospital annual adjusted admissions growth, of (2.5)% to 0.0% for the entire year, which does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.0% to 6.3% for 2014, an increase over 2013 primarily relating to the investments being made in information systems technology and the acquisition of HMA; however, the adjustment to fair market value of the acquired HMA assets remains subject to finalization, therefore depreciation and amortization may vary accordingly. Additionally, this is a fixed cost and the percentages may vary as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.1% to 5.3%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Total fixed rate debt, including swaps, is expected to average approximately 60% to 70% of total debt during 2014.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.2% to 0.3% for 2014.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.6% to 0.8% for 2014.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 30.0% to 32.0% for 2014.

•	Capital expenditures are projected as follows (in millions):

2014 Guidance
Total	$975	to	$1,050

•	Net cash provided by operating activities, excluding acquisition and integration related cash flow items, cash flows related to the CVR, and settlement of legal contingencies is projected as follows (in millions):

2014 Guidance
Total	$1,600	to	$1,800

•	Weighted average shares outstanding are projected to be approximately 113 million to 114 million for the year ended 2014 and approximately 114 million to 115 million for the fourth quarter of 2014 and have been adjusted to include the estimated dilutive impact from “in-the-money” stock options and restricted shares.

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CYH Announces Third Quarter 2014 Results

November 3, 2014

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts, which could result in, among other things, disputes and changes in reimbursements, both prospectively and retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

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CYH Announces Third Quarter 2014 Results

November 3, 2014

•	our ability to successfully make acquisitions or complete divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of the acquisition of HMA on third-party relationships;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases, including Ebola;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, and the extent of remediation costs and additional operating or other expenses that we may continue to incur; and

•	the other risk factors set forth in our annual report on Form 10-K for the year ended December 31, 2013 and our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2014, are not necessarily indicative of the results that may be experienced for any such future period. The Company cautions that the projections for calendar year 2014 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-